Consent of Independent Registered Public Accounting Firm

The Board of Directors

BMO Funds, Inc.:

We consent to the use of our report dated October 22, 2013, incorporated by reference herein, for BMO Low Volatility Equity Fund, BMO Large-Cap Value Fund, BMO Dividend Income Fund, BMO Large-Cap Growth Fund, BMO Mid-Cap Value Fund, BMO Mid-Cap Growth Fund, BMO Small-Cap Value Fund, BMO Small-Cap Growth Fund, BMO Pyrford International Stock Fund, BMO Lloyd George Emerging Markets Equity Fund, BMO Pyrford Global Strategic Return Fund, BMO Ultra Short Tax-Free Fund, BMO Short Tax-Free Fund, BMO Short-Term Income Fund, BMO TCH Intermediate Income Fund (formerly BMO Short-Intermediate Bond Fund), BMO Intermediate Tax-Free fund, BMO Mortgage Income Fund (formerly BMO Government Income Fund), BMO TCH Corporate Income Fund, BMO TCH Core Plus Bond Fund, BMO Monegy High Yield Bond Fund, BMO Government Money Market Fund, BMO Tax-Free Money Market Fund, and BMO Prime Money Market Fund, each a series of BMO Funds, Inc., and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Milwaukee, WI

May 27, 2014